UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As part of our proposed offering of senior notes due 2020 (the “notes”), we intend to enter into the Second Amendment to our revolving credit facility (the “Second Amendment”) to, among other things, reduce the maximum aggregate revolving commitment to $200.0 million, secure the revolving credit facility with a lien over the equity interests of certain subsidiaries, modify certain financial covenants and ratios and permit the issuance of the notes.  The description below reflects the terms of the revolving credit facility as it will be amended by the Second Amendment, assuming we complete the offering of the notes.

The terms of the revolving credit facility provide for a $40.0 million letter of credit subcommitment. The revolving credit facility also includes a $50.0 million franchise facility subcommitment (the “Franchise Facility Commitment”), which covers our guarantees of debt of our franchise partners in reliance upon the franchisee facility guaranty agreement entered into by us and the subsidiary guaranty agreement entered into by our material domestic subsidiaries.  The Franchise Facility Commitment matures not later than December 1, 2015.  As of May 31, 2011, all amounts guaranteed under the Franchise Facility Commitment were settled.

The interest rate charged on borrowings pursuant to the revolving credit facility can vary depending on the interest rate option we choose to utilize.  Our base rate for borrowings is defined to be the higher of Bank of America’s prime rate, the federal funds rate plus 0.5%, or an adjusted LIBO rate plus 1.00%, plus an applicable margin ranging from 0.25% to 1.50% depending on our Total Debt to EBITDAR ratio.  The applicable margin for our Eurodollar borrowings ranges from 1.25% to 2.50%.

A commitment fee for the account of each lender at a rate ranging from 0.300% to 0.450% (depending on our Total Debt to EBITDAR ratio) on the daily amount of the unused revolving commitment of such lender is payable on the last day of each calendar quarter and on the termination date of the revolving credit facility.  On the first day after the end of each calendar quarter until the termination date of the revolving credit facility, we are required to pay a letter of credit fee for the account of each lender with respect to such lender’s participation in each letter of credit.  The letter of credit fee accrues at the applicable margin for Eurodollar Loans then in effect on the average daily amount of such lender’s letter of credit exposure (excluding any portion attributable to unreimbursed letter of credit disbursements) attributable to such letter of credit during the period from and including the date of issuance of such letter of credit to but excluding the date on which such letter of credit expires or is drawn in full.  Besides the commitment fee and the letter of credit fee, we are also required to pay a fronting fee on the daily amount of the letter of credit exposure (excluding any portion attributable to unreimbursed letter of credit disbursements) on the tenth day after the end of each calendar quarter until the termination date of the revolving credit facility.  We must also pay standard fees with respect to issuance, amendment, renewal or extension of any letter of credit or processing of drawings thereunder.

We are entitled to make voluntary prepayments of our borrowings under the revolving credit facility at any time and from time to time, in whole or in part, without premium or penalty.  Subject to certain exceptions, mandatory prepayments will be required upon occurrence of certain events, including the revolving credit exposure of all lenders exceeding the aggregate revolving commitment then in effect, sales of certain assets and any additional debt issuances.

The revolving credit facility contains a number of customary affirmative and negative covenants that, among others, limit or restrict our ability to incur liens, engage in mergers or other fundamental changes, make acquisitions, investments, loans and advances, pay dividends or other distributions, sell or otherwise dispose of certain assets, engage in certain transactions with affiliates, enter into burdensome agreements or certain hedging agreements, amend organizational documents, change accounting practices, incur additional indebtedness and prepay other indebtedness.  In addition, under the revolving credit facility, we are required to comply with financial covenants relating to the maintenance of a maximum leverage ratio and a minimum fixed charge coverage ratio and we were in compliance with these financial covenants as of February 28, 2012.  The terms of the revolving credit facility will require us to maintain a maximum leverage ratio of no more than 4.5 to 1.0 through the fiscal quarter ending on or about June 4, 2013 and 4.25 to 1.0 thereafter and a minimum fixed charge coverage ratio of 1.75 to 1.0 through and including the fiscal quarter ending on or about June 3, 2014 and 1.85 to 1.0 thereafter.

The revolving credit facility terminates not later than December 1, 2015.  Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the revolving credit facility and any ancillary loan documents.

As of February 28, 2012, after giving effect to the intended application of the estimated net proceeds from the proposed offering of notes and the Second Amendment, we would have had no borrowings outstanding and $190.7 million of available borrowing capacity under our revolving credit facility (after taking into consideration $9.3 million of letters of credit outstanding under our revolving credit facility).

On April 27, 2012, April 29, 2012 and April 30, 2012, we obtained waivers and consents under certain of our mortgage loan obligations and our revolving credit facility, respectively, to, among other things, permit certain of our subsidiaries to issue guarantees of the notes we are offering hereunder, permit the granting of a lien over the equity interests of certain subsidiaries and to permit certain subsidiaries to maintain the guarantees they currently provide under the revolving credit facility.

The information in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 1, 2012, we issued a press release announcing that we had commenced a private offering of senior notes due 2020. A press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated May 1, 2012

Special Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following: estimates of costs related to the activities described herein, future financial performance and restaurant growth (both Company-owned and franchised), future capital expenditures, future borrowings and repayments of debt, availability of debt financing on terms attractive to the Company, payment of dividends, stock repurchases, restaurant acquisitions, and conversions of Company-owned restaurants to other dining concepts. We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements (such statements include, but are not limited to, statements relating to cost savings that we estimate may result from any programs we implement, our estimates of future capital spending and free cash flow, and our targets for annual growth in same-restaurant sales and average annual sales per restaurant).  More detailed information about these factors may be found in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the fifty two weeks ended May 31, 2011. We are under no obligation, and expressly disclaim any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)

	By:	/s/ Marguerite N. Duffy
Marguerite N. Duffy Senior Vice President, Chief Financial Officer

Date: May 1, 2012